                                                    Exhibit 99.1
RCI Reports 3Q22 Results: Total Revenues $70.7M, GAAP EPS $1.48, Non-GAAP EPS $1.60
Twitter Spaces Conference Call at 4:30 PM ET Today; Meet Management at 7 PM ET Tonight
HOUSTON—August 9, 2022—RCI Hospitality Holdings, Inc. (Nasdaq: RICK) today reported results and filed its Form 10-Q for the fiscal 2022 third quarter and nine months ended June 30, 2022.

Summary Financials	3Q22	Change YoY	9M22	Change YoY
Total Revenues	$70.7M	22.2%	$196.2M	39.9%
EPS	$1.48	8.0%	$3.76	20.9%
Non-GAAP EPS*	$1.60	18.0%	$3.89	55.5%
Net Cash from Operating Activities	$18.9M	26.2%	$46.8M	45.1%
Free Cash Flow*	$18.0M	39.1%	$44.4M	60.7%
Net Income Attributable to RCIHH Common Stockholders	$13.9M	13.0%	$35.4M	26.4%
Adjusted EBITDA*	$24.6M	20.6%	$62.5M	46.5%
Basic & Diluted Shares	9.390M	4.3%	9.428M	4.7%
* See “Non-GAAP Financial Measures” below.

Status FY22 Share Buybacks**	Repurchased Shares	Cash Used for Repurchase	Average Price Per Share
2Q22	45,643	$2.85M	$62.33
3Q22	168,069	$9.21M	$54.81
Current Quarter to Date as of 8/5/22	42,250	$2.25M	$53.35
Total	255,962	$14.31M	$55.91
** No shares repurchased in 1Q22.
Eric Langan, President and CEO of RCI Hospitality Holdings, Inc., said: “RCI’s third quarter benefited from higher sales, a continued rebound in Nightclubs service revenues, and a sequential improvement in Bombshells. This resulted in particularly strong free cash flow and adjusted EBITDA. Net cash from operating activities and FCF were further enhanced by receipt of a $2.2 million previously discussed tax refund. We ended 3Q22 with $37.5 million in cash after utilizing more than $12 million for share buybacks for the nine months, the cash portion of the Playmates Club acquisition, and the down payment for the 13th company-owned Bombshells location. To date in 4Q22, we’ve continued our expansion by acquiring clubs in Odessa, TX and South Florida, and buying back more shares.”
Conference Call at 4:30 PM ET Today
Participants need to use Twitter Spaces on their mobile phones to ask questions during the Q&A

Twitter Spaces	Telephone	Webcast, Slides & Replay
Follow @RicksCEO, @ZeroTangoTango, @BradleyChhay, or @itsmarkmoran, and go to: https://twitter.com/i/spaces/1PlJQabdPNqJE	Toll Free 888-506-0062 International: 973-528-0011 Passcode: 353724	https://www.webcaster4.com/Webcast/Page/2209/46217
Meet Management at 7:00 PM ET Tonight
Investors are invited to Meet Management at one of RCI’s top revenue generating clubs
Rick’s Cabaret New York, 50 W 33rd St, New York, NY 10001
RSVP your contact information to gary.fishman@anreder.com by 5:00 PM ET today
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3Q22 Nightclubs Segment
Nightclubs generated revenues of $54.7 million at an operating margin of 41.1% (42.7% non-GAAP), resulting in segment operating income of $22.5 million ($23.3 million non-GAAP).
Revenues increased 33.3% compared to 3Q21. Acquisitions contributed $11.8 million of 3Q22 sales. Same-store sales grew 4.8%. High-margin service revenues expanded 50.8% year-over-year. The third quarter was the first period since 1Q20 not affected by COVID.
Compared to 2Q22, revenues increased 13.5%, non-GAAP operating margin improved 321 basis points, and non-GAAP segment income increased 22.7%, reflecting the continued rebound in Northern clubs and service revenues, and higher margins from acquisitions.
3Q22 Bombshells Segment
Bombshells generated revenues of $15.8 million at an operating margin of 19.4% (23.6% non-GAAP), resulting in segment operating income of $3.1 million ($3.7 million non-GAAP).
Revenues declined 1.8% compared to an unusually strong 3Q21, when Bombshells was one of the few bar and restaurant chains open in Texas due to the state of COVID at that time. Otherwise, Bombshells saw typical seasonal trends.
Compared to 2Q22, revenues increased 3.0%, non-GAAP operating margin improved 94 bps, and non-GAAP segment income increased 7.2%.
3Q22 Consolidated (Comparisons are to 3Q21 and % are of total revenues unless indicated otherwise)
Cost of goods sold (13.0% vs. 15.3%) reflected the increased sales mix of higher-margin service revenues (36.0% vs. 29.2%).
Salaries and wages (24.6% vs. 24.0%) and SG&A (27.7% vs. 25.4%) reflected new employees and increased expenses related to new and acquired locations.
Operating margin was 29.0% vs. 32.0% (31.2% vs. 31.8% non-GAAP).
Interest expense (4.3% vs. 3.9%) primarily reflected higher debt from FY22 acquisitions.
Income tax expense was $3.8 million compared to $4.0 million. The effective tax rate was 21.3% vs. 24.4%.
Weighted average shares outstanding increased 4.3% due to shares issued for clubs acquired in October 2021, partially offset by later share repurchases.
Debt was $188.0 million at 6/30/22 compared to $178.1 million at 3/31/22. The increase primarily reflected seller financing used in the May 2022 Playmates acquisition.
Note
As of the release of this report, we do not know the future extent and duration of the impact of COVID-19 on our businesses. We will continually monitor and evaluate our cash flow situation to decide whether any measures need to be instituted. All references to the “company,” “we,” “our,” and similar terms include RCI Hospitality Holdings, Inc., and its subsidiaries, unless the context indicates otherwise.
Non-GAAP Financial Measures
In addition to our financial information presented in accordance with GAAP, management uses certain non-GAAP financial measures, within the meaning of the SEC Regulation G, to clarify and enhance understanding of past performance and prospects for the future. Generally, a non-GAAP financial measure is a numerical measure of a company’s operating performance, financial position or cash flows that excludes or includes amounts that are included in or excluded from the most directly comparable measure calculated and presented in accordance with GAAP. We monitor non-GAAP financial measures because it describes the operating performance of the Company and helps management and investors gauge our ability to generate cash flow, excluding (or including) some items that management believes are not representative of the ongoing business operations of the Company, but are included in (or excluded from) the most directly comparable measures calculated and presented in accordance with GAAP. Relative to each of the non-GAAP financial measures, we further set forth our rationale as follows:
Non-GAAP Operating Income and Non-GAAP Operating Margin. We calculate non-GAAP operating income and non-GAAP operating margin by excluding the following items from income from operations and operating margin: (a) amortization of intangibles, (b) gains or losses on sale of businesses and assets, (c) gains or losses on insurance, (d) settlement of lawsuits, and (e) impairment of assets. We believe that excluding these items assists investors in evaluating period-over-period changes in our operating income and operating margin without the impact of items that are not a result of our day-to-day business and operations.
Non-GAAP Net Income and Non-GAAP Net Income per Diluted Share. We calculate non-GAAP net income and non-GAAP net income per diluted share by excluding or including certain items to net income attributable to RCIHH common stockholders and diluted earnings per share. Adjustment items are: (a) amortization of intangibles, (b) impairment of assets, (c) gains or losses on sale of businesses and assets, (d) gains or losses on insurance, (e) unrealized gains or losses on equity securities, (f) settlement of lawsuits, (g) gain on debt extinguishment, and (h) the income tax effect of the above-described adjustments. Included in the income tax effect of the above adjustments is the net effect of the non-GAAP provision for income taxes, calculated at 21.6% and 24.3% effective tax rate of the pre-tax non-GAAP income before taxes for the nine months ended June 30, 2022 and 2021, respectively, and the GAAP income tax expense (benefit). We
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believe that excluding and including such items help management and investors better understand our operating activities.
Adjusted EBITDA. We calculate adjusted EBITDA by excluding the following items from net income attributable to RCIHH common stockholders: (a) depreciation and amortization, (b) income tax expense (benefit), (c) net interest expense, (d) gains or losses on sale of businesses and assets, (e) gains or losses on insurance, (f) unrealized gains or losses on equity securities, (g) impairment of assets, (h) settlement of lawsuits, and (i) gain on debt extinguishment. We believe that adjusting for such items helps management and investors better understand our operating activities. Adjusted EBITDA provides a core operational performance measurement that compares results without the need to adjust for federal, state and local taxes which have considerable variation between domestic jurisdictions. The results are, therefore, without consideration of financing alternatives of capital employed. We use adjusted EBITDA as one guideline to assess our unleveraged performance return on our investments. Adjusted EBITDA is also the target benchmark for our acquisitions of nightclubs.
Management also uses non-GAAP cash flow measures such as free cash flow. Free cash flow is derived from net cash provided by operating activities less maintenance capital expenditures. We use free cash flow as the baseline for the implementation of our capital allocation strategy.
About RCI Hospitality Holdings, Inc. (Nasdaq: RICK) www.rcihospitality.com
With more than 60 units, RCI Hospitality Holdings, Inc., through its subsidiaries, is the country’s leading company in adult nightclubs and sports bars/restaurants. Clubs in New York City, Chicago, Dallas-Fort Worth, Houston, Miami, Minneapolis, Denver, St. Louis, Charlotte, Pittsburgh, Raleigh, Louisville, and other markets operate under brand names such as Rick's Cabaret, XTC, Club Onyx, Vivid Cabaret, Jaguars Club, Tootsie’s Cabaret, Scarlett’s Cabaret, Diamond Cabaret, and PT’s Showclub. Sports bars/restaurants operate under the brand name Bombshells Restaurant & Bar.
Forward-Looking Statements
This press release may contain forward-looking statements that involve a number of risks and uncertainties that could cause the company’s actual results to differ materially from those indicated, including, but not limited to, the risks and uncertainties associated with (i) operating and managing an adult business, (ii) the business climates in cities where it operates, (iii) the success or lack thereof in launching and building the company’s businesses, (iv) cyber security, (v) conditions relevant to real estate transactions, (vi) the impact of the COVID-19 pandemic, and (vii) numerous other factors such as laws governing the operation of adult entertainment businesses, competition and dependence on key personnel. For more detailed discussion of such factors and certain risks and uncertainties, see RCI’s annual report on Form 10-K for the year ended September 30, 2021, as well as its other filings with the U.S. Securities and Exchange Commission. The company has no obligation to update or revise the forward-looking statements to reflect the occurrence of future events or circumstances.
Media & Investor Contacts
Gary Fishman and Steven Anreder at 212-532-3232 or gary.fishman@anreder.com and steven.anreder@anreder.com

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RCI HOSPITALITY HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share, number of shares and percentage data)

	For the Three Months Ended June 30,				For the Nine Months Ended June 30,			
	2022		2021		2022		2021	
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Revenues								
Sales of alcoholic beverages	$ 29,738	42.1%	$ 25,092	43.4%	$ 83,504	42.6%	$ 62,725	44.7%
Sales of food and merchandise	11,574	16.4%	12,058	20.8%	33,628	17.1%	30,205	21.5%
Service revenues	25,444	36.0%	16,880	29.2%	67,821	34.6%	38,442	27.4%
Other	3,958	5.6%	3,830	6.6%	11,289	5.8%	8,945	6.4%
Total revenues	70,714	100.0%	57,860	100.0%	196,242	100.0%	140,317	100.0%
Operating expenses								
Cost of goods sold								
Alcoholic beverages sold	5,177	17.4%	4,621	18.4%	14,907	17.9%	11,613	18.5%
Food and merchandise sold	3,959	34.2%	4,043	33.5%	11,756	35.0%	9,961	33.0%
Service and other	46	0.2%	208	1.0%	170	0.2%	304	0.6%
Total cost of goods sold (exclusive of items shown below)	9,182	13.0%	8,872	15.3%	26,833	13.7%	21,878	15.6%
Salaries and wages	17,387	24.6%	13,870	24.0%	50,422	25.7%	36,556	26.1%
Selling, general and administrative	19,572	27.7%	14,697	25.4%	56,495	28.8%	39,467	28.1%
Depreciation and amortization	2,565	3.6%	2,057	3.6%	7,636	3.9%	6,197	4.4%
Other charges (gains), net	1,501	2.1%	(143)	-0.2%	1,357	0.7%	1,288	0.9%
Total operating expenses	50,207	71.0%	39,353	68.0%	142,743	72.7%	105,386	75.1%
Income from operations	20,507	29.0%	18,507	32.0%	53,499	27.3%	34,931	24.9%
Other income (expenses)								
Interest expense	(3,028)	-4.3%	(2,281)	-3.9%	(8,496)	-4.3%	(7,079)	-5.0%
Interest income	103	0.1%	72	0.1%	321	0.2%	194	0.1%
Non-operating gains, net	127	0.2%	9	0.0%	211	0.1%	5,356	3.8%
Income before income taxes	17,709	25.0%	16,307	28.2%	45,535	23.2%	33,402	23.8%
Income tax expense	3,767	5.3%	3,986	6.9%	10,056	5.1%	5,540	3.9%
Net income	13,942	19.7%	12,321	21.3%	35,479	18.1%	27,862	19.9%
Net loss (income) attributable to noncontrolling interests	(40)	-0.1%	(19)	0.0%	(50)	0.0%	174	0.1%
Net income attributable to RCIHH common shareholders	$ 13,902	19.7%	$ 12,302	21.3%	$ 35,429	18.1%	$ 28,036	20.0%
Earnings per share								
Basic and diluted	$ 1.48		$ 1.37		$ 3.76		$ 3.11	
Weighted average shares outstanding								
Basic and diluted	9,389,675		8,999,910		9,428,461		9,006,373	
Dividends per share	$ 0.05		$ 0.04		$ 0.14		$ 0.12

2022 2021 2022 2021 Reconciliation of GAAP net income to Adjusted EBITDA Net income attributable to RCIHH common stockholders 13,902$ 12,302$ 35,429$ 28,036$ Income tax expense 3,767 3,986 10,056 5,540 Interest expense, net 2,925 2,209 8,175 6,885 Settlement of lawsuits 132 127 709 280 Impairment of assets 1,722 271 1,722 1,672 Gain on sale of businesses and assets (266) (541) (666) (455) Gain on debt extinguishment (53) - (138) (5,329) Unrealized loss on equity securities - (9) 1 58 Gain on insurance (87) - (408) (209) Depreciation and amortization 2,565 2,057 7,636 6,197 Adjusted EBITDA 24,607$ 20,402$ 62,516$ 42,675$ Reconciliation of GAAP net income to non-GAAP net income Net income attributable to RCIHH common stockholders 13,902$ 12,302$ 35,429$ 28,036$ Amortization of intangibles 25 51 124 209 Settlement of lawsuits 132 127 709 280 Impairment of assets 1,722 271 1,722 1,672 Gain on sale of businesses and assets (266) (541) (666) (455) Gain on debt extinguishment (53) - (138) (5,329) Unrealized loss on equity securities - (9) 1 58 Gain on insurance (87) - (408) (209) Net income tax effect (312) 39 (59) (1,702) Non-GAAP net income 15,063$ 12,240$ 36,714$ 22,560$ Reconciliation of GAAP diluted earnings per share to non-GAAP diluted earnings per share Diluted shares 9,389,675 8,999,910 9,428,461 9,006,373 GAAP diluted earnings per share 1.48$ 1.37$ 3.76$ 3.11$ Amortization of intangibles 0.00 0.01 0.01 0.02 Settlement of lawsuits 0.01 0.01 0.08 0.03 Impairment of assets 0.18 0.03 0.18 0.19 Gain on sale of businesses and assets (0.03) (0.06) (0.07) (0.05) Gain on debt extinguishment (0.01) - (0.01) (0.59) Unrealized loss on equity securities - (0.00) 0.00 0.01 Gain on insurance (0.01) - (0.04) (0.02) Net income tax effect (0.03) 0.00 (0.01) (0.19) Non-GAAP diluted earnings per share 1.60$ 1.36$ 3.89$ 2.50$ Reconciliation of GAAP operating income to non-GAAP operating income Income from operations 20,507$ 18,507$ 53,499$ 34,931$ Amortization of intangibles 25 51 124 209 Settlement of lawsuits 132 127 709 280 Impairment of assets 1,722 271 1,722 1,672 Gain on sale of businesses and assets (266) (541) (666) (455) Gain on insurance (87) - (408) (209) Non-GAAP operating income 22,033$ 18,415$ 54,980$ 36,428$ Reconciliation of GAAP operating margin to non-GAAP operating margin GAAP operating margin 29.0% 32.0% 27.3% 24.9% Amortization of intangibles 0.0% 0.1% 0.1% 0.1% Settlement of lawsuits 0.2% 0.2% 0.4% 0.2% Impairment of assets 2.4% 0.5% 0.9% 1.2% Gain on sale of businesses and assets -0.4% -0.9% -0.3% -0.3% Gain on insurance -0.1% 0.0% -0.2% -0.1% Non-GAAP operating margin 31.2% 31.8% 28.0% 26.0% Reconciliation of net cash provided by operating activities to free cash flow Net cash provided by operating activities 18,893$ 14,971$ 46,754$ 32,217$ Less: Maintenance capital expenditures 869 2,017 2,385 4,608 Free cash flow 18,024$ 12,954$ 44,369$ 27,609$ RCI HOSPITALITY HOLDINGS, INC. NON-GAAP FINANCIAL MEASURES (in thousands, except per share and percentage data) For the Nine Months Ended June 30, For the Three Months Ended June 30,

RCI HOSPITALITY HOLDINGS, INC.
SEGMENT INFORMATION
(in thousands)

	For the Three Months Ended June 30,		For the Nine Months Ended June 30,	
	2022	2021	2022	2021
Revenues				
Nightclubs	$ 54,684	$ 41,031	$ 149,639	$ 97,015
Bombshells	15,789	16,077	45,893	42,218
Other	241	752	710	1,084
	$ 70,714	$ 57,860	$ 196,242	$ 140,317
Income (loss) from operations				
Nightclubs	$ 22,459	$ 18,350	$ 60,321	$ 37,313
Bombshells	3,065	4,404	9,335	10,263
Other	(82)	321	(159)	107
General corporate	(4,935)	(4,568)	(15,998)	(12,752)
	$ 20,507	$ 18,507	$ 53,499	$ 34,931

RCI HOSPITALITY HOLDINGS, INC.
NON-GAAP SEGMENT INFORMATION
($ in thousands)

	For the Three Months Ended June 30, 2022				
	Nightclubs	Bombshells	Other	Corporate	Total
Income (loss) from operations	$ 22,459	$ 3,065	$ (82)	$ (4,935)	$ 20,507
Amortization of intangibles	23	1	-	1	25
Settlement of lawsuits	124	8	-	-	132
Impairment of assets	1,072	650	-	-	1,722
Loss (gain) on sale of businesses and assets	(264)	-	-	(2)	(266)
Gain on insurance	(87)	-	-	-	(87)
Non-GAAP operating income (loss)	$ 23,327	$ 3,724	$ (82)	$ (4,936)	$ 22,033
GAAP operating margin	41.1%	19.4%	-34.0%	-7.0%	29.0%
Non-GAAP operating margin	42.7%	23.6%	-34.0%	-7.0%	31.2%

	For the Three Months Ended June 30, 2021				
	Nightclubs	Bombshells	Other	Corporate	Total
Income (loss) from operations	$ 18,350	$ 4,404	$ 321	$ (4,568)	$ 18,507
Amortization of intangibles	47	4	-	-	51
Settlement of lawsuits	123	4	-	-	127
Impairment of assets	271	-	-	-	271
Loss (gain) on sale of businesses and assets	(512)	9	-	(38)	(541)
Gain on insurance	-	-	-	-	-
Non-GAAP operating income (loss)	$ 18,279	$ 4,421	$ 321	$ (4,606)	$ 18,415
GAAP operating margin	44.7%	27.4%	42.7%	-7.9%	32.0%
Non-GAAP operating margin	44.5%	27.5%	42.7%	-8.0%	31.8%

	For the Nine Months Ended June 30, 2022				
	Nightclubs	Bombshells	Other	Corporate	Total
Income (loss) from operations	$ 60,321	$ 9,335	$ (159)	$ (15,998)	$ 53,499
Amortization of intangibles	117	5	-	2	124
Settlement of lawsuits	578	18	-	113	709
Impairment of assets	1,072	650	-	-	1,722
Loss (gain) on sale of businesses and assets	(344)	17	-	(339)	(666)
Gain on insurance	(408)	-	-	-	(408)
Non-GAAP operating income (loss)	$ 61,336	$ 10,025	$ (159)	$ (16,222)	$ 54,980
GAAP operating margin	40.3%	20.3%	-22.4%	-8.2%	27.3%
Non-GAAP operating margin	41.0%	21.8%	-22.4%	-8.3%	28.0%

	For the Nine Months Ended June 30, 2021				
	Nightclubs	Bombshells	Other	Corporate	Total
Income (loss) from operations	$ 37,313	$ 10,263	$ 107	$ (12,752)	$ 34,931
Amortization of intangibles	141	11	57	-	209
Settlement of lawsuits	237	38	5	-	280
Impairment of assets	1,672	-	-	-	1,672
Loss (gain) on sale of businesses and assets	(498)	56	-	(13)	(455)
Gain on insurance	(165)	-	-	(44)	(209)
Non-GAAP operating income (loss)	$ 38,700	$ 10,368	$ 169	$ (12,809)	$ 36,428
GAAP operating margin	38.5%	24.3%	9.9%	-9.1%	24.9%
Non-GAAP operating margin	39.9%	24.6%	15.6%	-9.1%	26.0%

RCI HOSPITALITY HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	For the Three Months Ended		For the Nine Months Ended	
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
CASH FLOWS FROM OPERATING ACTIVITIES				
Net income	$ 13,942	$ 12,321	$ 35,479	$ 27,862
Adjustments to reconcile net income to net cash provided by operating activities:				
Depreciation and amortization	2,565	2,057	7,636	6,197
Deferred income tax benefit	(409)	(430)	(409)	(430)
Gain on sale of businesses and assets	(574)	(712)	(1,282)	(626)
Impairment of assets	1,722	271	1,722	1,672
Unrealized loss on equity securities	-	(9)	1	58
Amortization of debt discount and issuance costs	63	59	199	160
Gain on debt extinguishment	-	-	(83)	(5,298)
Noncash lease expense	487	434	1,725	1,282
Gain on insurance	(87)	-	(408)	(294)
Doubtful accounts expense (reversal) on notes receivable	700	36	753	(22)
Changes in operating assets and liabilities:				
Accounts receivable	2,346	1,172	3,411	4,309
Inventories	(216)	(76)	(492)	(107)
Prepaid expenses, other current assets and other assets	2,089	852	(3,271)	2,346
Accounts payable, accrued and other liabilities	(3,735)	(1,004)	1,773	(4,892)
Net cash provided by operating activities	18,893	14,971	46,754	32,217
CASH FLOWS FROM INVESTING ACTIVITIES				
Proceeds from sale of businesses and assets	1,701	3,205	4,611	3,213
Proceeds from insurance	30	-	515	294
Proceeds from notes receivable	45	34	127	95
Payments for property and equipment and intangible assets	(3,183)	(4,070)	(17,173)	(10,788)
Acquisition of businesses, net of cash acquired	(5,000)	-	(44,302)	-
Net cash used in investing activities	(6,407)	(831)	(56,222)	(7,186)
CASH FLOWS FROM FINANCING ACTIVITIES				
Proceeds from debt obligations	78	-	35,820	2,176
Payments on debt obligations	(3,424)	(4,868)	(10,714)	(10,845)
Purchase of treasury stock	(9,212)	-	(12,057)	(1,794)
Payment of dividends	(468)	(360)	(1,322)	(1,080)
Payment of loan origination costs	(27)	-	(445)	(25)
Net cash provided by (used in) financing activities	(13,053)	(5,228)	11,282	(11,568)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(567)	8,912	1,814	13,463
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	38,067	20,156	35,686	15,605
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$ 37,500	$ 29,068	$ 37,500	$ 29,068

June 30, September 30, June 30, 2022 2021 2021 ASSETS Current assets Cash and cash equivalents 37,500$ 35,686$ 29,068$ Accounts receivable, net 3,955 7,570 2,458 Current portion of notes receivable 226 220 217 Inventories 3,749 2,659 2,479 Prepaid expenses and other current assets 4,475 1,928 4,062 Assets held for sale 6,989 4,887 4,887 Total current assets 56,894 52,950 43,171 Property and equipment, net 208,710 175,952 178,087 Operating lease right-of-use assets, net 37,753 24,308 24,481 Notes receivable, net of current portion 4,750 2,839 2,819 Goodwill 61,399 39,379 45,440 Intangibles, net 130,585 67,824 73,019 Other assets 2,088 1,367 922 Total assets 502,179$ 364,619$ 367,939$ LIABILITIES AND EQUITY Current liabilities Accounts payable 5,767$ 4,408$ 4,909$ Accrued liabilities 12,888 10,403 11,738 Current portion of debt obligations, net 12,295 6,434 13,695 Current portion of operating lease liabilities 2,730 1,780 1,720 Total current liabilities 33,680 23,025 32,062 Deferred tax liability, net 24,074 19,137 19,960 Debt, net of current portion and debt discount and issuance costs 175,670 118,734 113,908 Operating lease liabilities, net of current portion 36,719 24,150 24,360 Other long-term liabilities 351 350 354 Total liabilities 270,494 185,396 190,644 Commitments and contingencies Equity Preferred stock - - - Common stock 93 90 90 Additional paid-in capital 68,342 50,040 50,040 Retained earnings 163,800 129,693 127,753 Total RCIHH stockholders' equity 232,235 179,823 177,883 Noncontrolling interests (550) (600) (588) Total equity 231,685 179,223 177,295 Total liabilities and equity 502,179$ 364,619$ 367,939$ RCI HOSPITALITY HOLDINGS, INC. CONSOLIDATED BALANCE SHEETS (in thousands)